Exhibit 99.1

Cerner Reports Fourth Quarter 2012 Results
Strong Bookings, Revenue, Earnings and Cash Flow

KANSAS CITY, Mo. - February 5, 2013 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2012 fourth quarter and full year that ended December 29, 2012, delivering strong levels of bookings, revenue, earnings and cash flow.

Bookings in the fourth quarter of 2012 were $1.02 billion, an all-time high and an increase of 13 percent compared to fourth quarter 2011 bookings of $899.0 million. Full year 2012 bookings were a record $3.14 billion, up 15 percent compared to 2011 bookings of $2.72 billion.

Fourth quarter revenue was a record $710.4 million, an increase of 15 percent compared to $615.6 million in the year-ago period. Full year 2012 revenue was $2.67 billion, up 21 percent compared to 2011 revenue of $2.20 billion.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2012 net earnings were $111.8 million and diluted earnings per share were $0.63. Fourth quarter 2011 GAAP net earnings were $91.2 million and diluted earnings per share were $0.52. For the full year, 2012 GAAP net earnings were $397.2 million and diluted earnings per share were $2.26. Full year 2011 GAAP net earnings were $306.6 million and diluted earnings per share were $1.76.

Adjusted (non-GAAP) Net Earnings
Adjusted net earnings for fourth quarter 2012 were $118.2 million, an increase of 23 percent compared to $96.2 million of adjusted net earnings in the fourth quarter of 2011. Adjusted diluted earnings per share were $0.67 in the fourth quarter of 2012 compared to $0.55 of adjusted diluted earnings per share in the year-ago quarter. Analysts' consensus estimate for fourth quarter 2012 adjusted diluted earnings per share was $0.64. For the full year 2012, adjusted net earnings were $420.8 million and adjusted diluted earnings per share were $2.39, compared to full year 2011 adjusted net earnings of $324.9 million and adjusted diluted earnings per share of $1.87.

Adjusted net earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of Cerner's performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

Adjusted net earnings and diluted earnings per share exclude share-based compensation expense, which reduced fourth quarter 2012 net earnings and diluted earnings per share by $6.4 million and $0.04, respectively; and reduced fourth quarter 2011 net earnings and diluted earnings per share by $5.0 million and $0.03, respectively. Share based compensation expense reduced full year 2012 net earnings and diluted earnings per share by $23.5 million and $0.13, respectively, and reduced full year 2011 net earnings and diluted earnings per share by $18.2 million and $0.11, respectively.

Other 2012 Fourth Quarter and Full Year Highlights:

▪	Fourth quarter cash collections of $689.8 million and operating cash flow of $180.6 million. For the full year, cash collections were $2.71 billion and operating cash flow was $708.3 million.

▪
Fourth quarter free cash flow of $99.4 million. For the full year, free cash flow was a record $424.7 million, up 18 percent from $358.6 million in 2011. Free cash flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Fourth quarter days sales outstanding of 74 days, which is down from 83 days in the year-ago quarter.

▪	Total backlog of $7.27 billion, up 19 percent over the year-ago quarter. This was comprised of $6.53 billion of contract backlog and $738.2 million of support and maintenance backlog.

“2012 was great year for Cerner. We delivered outstanding bookings, revenue, earnings and cash flow growth, with this growth coming from expanding relationships with existing clients and record levels of bookings from new clients,” Neal Patterson, Cerner chairman, CEO, president and co-founder said. “I was also very pleased with our innovation, as we significantly advanced our cloud-based physician solutions and population health capabilities. In 2013, we plan to build on this success and continue to invest heavily in research and development to increase our competitive advantages and position us for strong growth throughout this decade.”

Future Period Guidance
Cerner currently expects:

▪	First quarter 2013 revenue between $690 million and $715 million.

▪	Full year 2013 revenue between $2.95 billion and $3.05 billion.

▪	First quarter 2013 adjusted diluted earnings per share before share based compensation expense between $0.61 and $0.63.

▪	Full year 2013 adjusted diluted earnings per share before share based compensation expense between $2.75 and $2.82.

▪	First quarter 2013 new business bookings between $720 million and $760 million.

▪	Share based compensation expense to reduce diluted earnings per share by approximately $0.04 in the first quarter of 2013 and between $0.16 and $0.17 for the year.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on these results at 3:30 p.m. CT on February 5. The dial-in number for the conference call is (617) 597-5311; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 5:30 p.m. CT, February 5 through 11:59 p.m. CT, February 8. The dial-in number for the re-broadcast is (617)-801-6888; the passcode is 92987383.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).

About Cerner
Cerner is contributing to the systemic change of health and care delivery. For more than 30 years Cerner has been executing its vision to make health care safer and more efficient. We started with the foundation of digitizing paper processes and now offer the most comprehensive array of information software, professional services, medical device integration, remote hosting and employer health and wellness services. Cerner systems are used by everyone from individual consumers, to single-doctor practices, hospitals, employers and entire countries. Taking what we've learned over more than three decades, Cerner is building on the knowledge that is in the system to support evidence-based clinical decisions, prevent medical errors and empower patients in their care.

Cerner® solutions are licensed by approximately 10,000 facilities around the world, including more than 2,700 hospitals; 4,150 physician practices; 45,000 physicians; 550 ambulatory facilities, such as laboratories, ambulatory centers, behavioral health centers, cardiac facilities, radiology clinics and surgery centers; 800 home health facilities; 45 employer sites and 1,750 retail pharmacies.

Certain trademarks, service marks and logos (collectively, the “Marks”) set forth herein are owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. All other non-Cerner Marks are the property of their respective owners. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “plan”, guidance”, “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our dependence on third party suppliers; risks inherent with business acquisitions; the potential for losses resulting from asset impairment charges; risks associated with uncertainty in global economic conditions; changing political, economic, regulatory and judicial influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors' authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and material adverse resolution of legal proceedings. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's periodic filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Megan Moriarty, (816) 888-2470, megan.moriarty@cerner.com
Cerner's Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 29, 2012 and December 31, 2011
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2012 (1)	2011 (1)	2012 (1)	2011 (1)
Revenues
System sales	$251,759	$220,492	$902,799	$706,714
Support, maintenance and services	445,098	383,956	1,707,329	1,451,747
Reimbursed travel	13,527	11,178	55,308	44,692
Total revenues	710,384	615,626	2,665,436	2,203,153

Margin
System sales	142,496	128,185	475,343	410,153
Support, maintenance and services	414,777	355,395	1,581,896	1,351,328
Total margin	557,273	483,580	2,057,239	1,761,481

Operating expenses
Sales and client service	274,550	238,224	1,020,640	869,962
Software development	78,624	73,323	301,370	286,801
General and administrative	43,655	34,299	163,567	144,920
Total operating expenses	396,829	345,846	1,485,577	1,301,683

Operating earnings	160,444	137,734	571,662	459,798

Other income, net	7,257	2,230	16,046	9,896

Earnings before income taxes	167,701	139,964	587,708	469,694
Income taxes	(55,893)	(48,772)	(190,476)	(163,067)
Net earnings	$111,808	$91,192	$397,232	$306,627

Basic earnings per share	$0.65	$0.54	$2.32	$1.82

Basic weighted average shares outstanding	171,744	169,472	170,931	168,634

Diluted earnings per share	$0.63	$0.52	$2.26	$1.76

Diluted weighted average shares outstanding	176,180	174,488	175,697	173,867

Note 1: Operating expenses for the three and twelve months ended December 29, 2012 and December 31, 2011 include share-based compensation expense. The impact of this expense on net earnings and diluted earnings per share is presented below:

(In thousands, except per share data)	Three Months Ended		Years Ended
	2012	2011	2012	2011

Sales and client service	$5,100	$3,923	$17,316	$13,313
Software development	2,322	1,950	9,217	8,372
General and administrative	2,922	2,162	11,579	7,794
Total share-based compensation	10,344	8,035	38,112	29,479
Amount of related income tax benefit	(3,957)	(3,074)	(14,578)	(11,256)
Net impact on net earnings	$6,387	$4,961	$23,534	$18,223
Decrease to diluted earnings per share	$0.04	$0.03	$0.13	$0.11

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and twelve months ended December 29, 2012 and December 31, 2011
(unaudited)

RECONCILIATION OF ADJUSTED NET EARNINGS TO GAAP NET EARNINGS1

(In thousands)	Three Months Ended		Years Ended
	2012	2011	2012	2011
Net Earnings
Net earnings (GAAP)	$111,808	$91,192	$397,232	$306,627
Share-based compensation expense	10,344	8,035	38,112	29,479
Income tax benefit of share-based compensation	(3,957)	(3,074)	(14,578)	(11,256)
Adjusted net earnings (non-GAAP)[2]	$118,195	$96,153	$420,766	$324,850

RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO GAAP DILUTED EARNINGS PER SHARE1

	Three Months Ended		Years Ended
	2012	2011	2012	2011
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$0.63	$0.52	$2.26	$1.76
Share-based compensation expense (net of tax)	0.04	0.03	0.13	0.11
Adjusted diluted earnings per share (non-GAAP)[2]	$0.67	$0.55	$2.39	$1.87

RECONCILIATION OF NON-GAAP FREE CASH FLOW TO GAAP OPERATING CASH FLOW1

(In thousands)	Three Months Ended		Years Ended
	2012	2011	2012	2011
Cash flows from operating activities (GAAP)	$180,554	$168,489	$708,314	$546,294
Capital purchases	(53,463)	(29,193)	(183,429)	(104,795)
Capitalized software development costs	(27,683)	(21,115)	(100,189)	(82,942)
Free cash flow (non-GAAP)[3]	$99,408	$118,181	$424,696	$358,557

Note 1: The presentation of Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, nor as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We believe that Adjusted Diluted Earnings per Share, Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate our ongoing operating results and allows for more comprehensive review and understanding of our overall financial, operational and economic performance.

Note 2: Cerner provides earnings with and without share-based compensation expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3: Cerner provides free cash flow because it takes into account the capital expenditures necessary to operate our business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 29, 2012 (unaudited) and December 31, 2011

(In thousands)	2012	2011

Assets
Current assets:
Cash and cash equivalents	$317,120	$243,146
Short-term investments	719,665	531,635
Receivables, net	577,848	563,209
Inventory	23,681	23,296
Prepaid expenses and other	113,572	94,232
Deferred income taxes, net	38,620	46,795
Total current assets	1,790,506	1,502,313

Property and equipment, net	569,708	488,996
Software development costs, net	267,307	248,750
Goodwill	247,616	211,826
Intangible assets, net	132,045	75,366
Long-term investments	509,467	359,324
Other assets	187,819	113,783
Total assets	$3,704,468	$3,000,358

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$141,212	$85,545
Current installments of long-term debt and capital lease obligations	59,582	39,722
Deferred revenue	189,652	153,139
Accrued payroll and tax withholdings	125,253	109,227
Other accrued expenses	64,413	51,087
Total current liabilities	580,112	438,720

Long-term debt and capital lease obligations	136,557	86,821
Deferred income taxes and other liabilities	143,212	150,229
Deferred revenue	10,937	13,787
Total liabilities	870,818	689,557

Shareholders’ Equity:
Common stock	1,721	1,696
Additional paid-in capital	842,490	723,490
Retained earnings	1,994,694	1,597,462
Accumulated other comprehensive loss, net	(5,255)	(11,967)
Total Cerner Corporation shareholders’ equity	2,833,650	2,310,681
Noncontrolling interest	—	120
Total shareholders’ equity	2,833,650	2,310,801
Total liabilities and shareholders’ equity	$3,704,468	$3,000,358